UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2005, the Board of Directors of Krispy Kreme Doughnuts, Inc. (the “Company”) approved an amendment to Article IV, Section 1, Regular Meetings (the “Amendment”), of the Company’s Amended and Restated Bylaws deleting the requirement that, in addition to the annual meeting of the Board of Directors, three regular meetings of the Board of Directors shall be held in August and November (on the third Tuesday thereof after the closing of the Company’s previous fiscal month) and on the last Tuesday in January prior to the close of each fiscal year. The Amendment provides that, in addition to the annual meeting of the Board of Directors, at least three regular meetings shall be held at such times as the Board of Directors may provide.

The Amendment became effective upon its approval by the Board of Directors. The full text of the Company’s Amended and Restated Bylaws, as amended, is attached hereto as Exhibit 3.1 and is hereby incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

On December 19, 2005, the Company issued a press release announcing that Krispy K Canada Company, which is wholly-owned by the Company through various subsidiaries, has acquired substantially all of the assets of KremeKo, Inc., the eastern and central Canada franchisee of Krispy Kreme Doughnut Corporation, a wholly-owned subsidiary of the Company.

A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

  (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.     Description

3.1           Amended and Restated Bylaws of Krispy Kreme Doughnuts, Inc., as amended

99.1                 Press Release (“Krispy Kreme Completes Restructuring of Eastern and Central Canadian
    Operations”) dated December 19, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: December 22, 2005
By: /s/ Michael C. Phalen
Michael C. Phalen
Chief Financial Officer